Keypath

info@keypathedu.com.au
P +61 (0)390 206 190
Level 7, 567 Collins Street
Melbourne VIC 3000
keypathedu.com.au

New OPM Partner Signing Commission Plan

This New OPM Partner Signing Commission Plan ("Plan") is effective on September 1, 2022 ("Effective Date") and shall remain in effect until such time as it is amended or terminated by the Company. The focus of this Plan is to align business objectives with the overall corporate vision and strategy of the Company and, accordingly, the terms of this Plan are subject to review and amendment by the Company, from time to time on no less than 90 days' notice to you. This Plan pertains to the Company's operations in Australia & Asia Pacific ("APAC") and with respect to Chief Executive Officer, Australia & APAC ("CEO Australia & APAC") only, and relates only to those New Partner Schools, engaged for traditional Keypath OPM services, whose negotiation and signing was led by the CEO, Australia & APAC.

Commission Terms

Elements	Value	Rules
Each New traditional Keypath OPM Partner Agreement signed with a new Partner School after the Effective Date	• $50,000 AUD	• Commissions are payable no later than 30 days after the end of the quarter in which an approved Master Services Agreement ("MSA") has been signed. • Approved MSAs include those which relate to traditional Keypath OPM partnerships, with at least one (1) Program Term Sheet • Should a program under the MSA not ultimately launch (within 12 months of the signing of the MSA), any commission previously paid will be subject to repayment to Keypath by employee.
Additional Terms	• Notwithstanding anything to the contrary herein, this Plan does not cover any renewals or extensions of existing or new MSAs/programs and no commissions would be due or owing for such renewals or extensions.	

Keypath Education
info@keypathedu.com.au
P +61 (0)390 206 193
Level 7, 567 Collins Street
Melbourne VIC 3000
keypathedu.com.au

General Rules

1. Commission payments are subject to income tax and other applicable statutory deductions.
2. A commission shall not be deemed to be earned by you until the approved MSA is approved by Keypath's legal department and fully signed by the parties. Upon termination of your employment, for any or no reason, you acknowledge and agree that you will be paid only for commissions that have been earned (as described in the preceding sentence) prior to the date of your termination. For the avoidance of doubt, if your employment is terminated, for any or no reason, prior to the signing of an approved MSA, you acknowledge and agree that no commission shall be considered earned.
3. To the extent permitted by law, you agree that Keypath reserves the right to deduct from commission payments any amounts owing by you to Keypath.
4. Each new, approved MSA, when signed, shall be submitted to the Chief Financial Officer and Controller for authorization of commission to be paid. Only approved MSA's will be bonus eligible and it is your responsibility to secure approval from the Chief Executive Officer and General Counsel. The Chief Financial Officer and General Counsel will make the final determination if the MSA is bonus eligible or not.
5. You acknowledge and agree that the Chief Financial Officer's and General Counsel's interpretation of the terms and provisions of this Plan and Keypath's calculation of commission amounts will be final and binding on all parties.

Conclusion and Acceptance

I have read and accept the terms of this Plan. I agree that, for any new OPM Partner Schools signed after the date hereof, this Plan supersedes any existing commission plan.

I understand and acknowledge that Keypath reserves the right to change or discontinue this Plan at any time. Written notice, of no less than ninety (90) days, will be provided for any such notices or for discontinuation. Eligibility under this Plan does not preclude eligibility of other variable pay plans, such as the global Incentive Compensation Plan.

Name	Signature	Date
Steve Fireng	[signature]	1/18/23
Ryan O'Hare	[signature]	18-01-23

Transform education, transform the world.